EXHIBIT 99.1



                                 PRESS RELEASE



FOR IMMEDIATE RELEASE         CONTACT:

Tremont Corporation           J. Thomas Montgomery, Jr.
1999 Broadway, Suite 4300     Vice President-Controller & Treasurer
Denver, Colorado  80202       303-296-5600


                    TREMONT DECLARES FOURTH QUARTER DIVIDEND


     DENVER, COLORADO . . . October 20, 1998 . . . Tremont Corporation (NYSE:
TRE) announced today that its board of directors, at its most recent meeting, declared a regular quarterly dividend of seven cents ($0.07) per share of common stock, payable on December 30, 1998, to stockholders of record as of the close of business on December 15, 1998.

     Tremont Corporation, headquartered in Denver, Colorado, is principally a holding company with operations in the titanium metals business, conducted through Titanium Metals Corporation, the titanium dioxide business, conducted through NL Industries, Inc., and real estate development, conducted through Victory Valley Land Company, L.P.


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